Exhibit 99.1

Arowana Announces Intention to Adjourn Extraordinary General Meetings of Shareholders and Warrantholders to December 20, 2016

NEW YORK, NY, December 13, 2016 – Arowana Inc. (“Arowana”) (NASDAQ: ARWA; ARWAU; ARWAR; ARWAW) announced today that it intends to adjourn the extraordinary general meeting of shareholders scheduled for 10:00 a.m., eastern time, on December 15, 2016, without conducting any business, and to reconvene the meeting at 4:00 p.m., eastern time, on December 20, 2016. Likewise, Arowana intends to adjourn the extraordinary general meeting of its warrantholders scheduled for 9:30 a.m., eastern time, on December 15, 2016, without conducting any business, and will reconvene the meeting at 3:30 p.m., eastern time, on December 20, 2016.

The purpose of the extraordinary general meeting of shareholders is to consider the proposed business combination with VivoPower International PLC (“VivoPower”) and certain related matters. The purpose of the extraordinary general meeting of warrantholders is to approve an amendment to Arowana’s outstanding warrants to provide that each such warrant will be exchanged for 1/20th of a VivoPower ordinary share upon completion of the business combination. Such approvals are conditions to completing the business combination. Arowana determined that an adjournment of the extraordinary general meetings was necessary to provide additional time for the other conditions to closing to be met.

The extraordinary general meetings of shareholders and warrantholders will be reconvened at 4:00 p.m., eastern time, and 3:30 p.m., eastern time, respectively, on December 20, 2016, at the offices of Graubard Miller, Arowana’s U.S. counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, the same location as the original meetings. The record date for the extraordinary general meetings will remain November 18, 2016.

Arowana encourages all of its shareholders and warrantholders to vote at the reconvened extraordinary general meetings. If you have already provided voting instructions, your shares will be voted in accordance with these instructions at the reconvened extraordinary general meetings, unless you affirmatively change your instructions as described in the proxy statement/prospectus for the extraordinary general meetings.

About VivoPower

VivoPower is a global next generation solar power company that operates a build, transfer, operate model to establish an installed solar power asset base in a capital efficient manner. VivoPower intends to leverage this asset base to sell distributed generation power and manage data driven energy services for commercial, industrial and government customers.

VivoPower aggregates small and medium sized solar PV projects underpinned by long term power purchasing agreements and then arranges corporate and project financing, engineering design, equipment procurement and project manages the build of such solar PV projects for asset owners. VivoPower also provides power support services (encompassing operations, maintenance and optimisation) under long term contracts with the asset owners so as to maximise the performance and value of solar PV assets. AWN is the sole shareholder of VivoPower.

About Arowana Inc.

Arowana is a Cayman Islands exempted company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more businesses or entities. The company’s efforts to identify target businesses is not limited to a particular industry or geographic region.

Arowana, its directors and executive officers and EarlyBirdCapital, Inc. may be deemed to be participants in the solicitation of proxies for the extraordinary general meetings of Arowana shareholders and warrantholders to be held to approve the Transactions. Shareholders and warrantholders are advised to read the preliminary proxy statement/prospectus and, when available, definitive proxy statement/prospectus in connection with VivoPower’s issuance of securities and Arowana’s solicitation of proxies for the extraordinary general meetings, as well as the registration statement of which the proxy statement/prospectus forms a part and any amendments or supplements to the proxy statement/prospectus, because these documents will contain important information. The definitive proxy statement/prospectus will be mailed to shareholders and warrantholders as of a record date to be established for voting on the Transactions. Shareholders and warrantholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: Morrow Sodali, 470 West Avenue, Stamford CT 06902, (800) 662-5200, ARWA.info@morrowco.com. These documents, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (www.sec.gov).

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors is contained in the company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the company are expressly qualified in their entirety by the cautionary statements above. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of ARWA or VivoPower, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

This communication is only being distributed to, and is only directed at (i) persons who are outside the United Kingdom; or (ii) persons having professional experience in matters relating to investments who fall within the definition of "investment professionals" in Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (iii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons in (i) to (iii) above being referred to as "relevant persons"). The securities to be offered in connection with the business combination are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with relevant persons, and any person who is not a relevant person should not rely on or act upon this communication.

Contact:

Arowana Inc.

Gary San Hui

Chief Financial Officer, Chief Investment Officer and Secretary

+612-8083-9800

investor.relations@arowanaco.com